Exhibit 99.1

Contact:	Tim Adams, Chief Financial Officer
Anne Rivers, Investor Relations
Jeff Keene, Healthcare Media
Cytyc Corporation: 508-263-8765
www.cytyc.com

Stephanie Carrington
Media: Greg Tiberend
The Ruth Group: 646-536-7017

Shanti Skiffington/Wendy Williams
Schwartz Communications: 781-684-0770

FOR IMMMEDIATE RELEASE

CYTYC CORPORATION CLOSES ACQUISITION OF

PROXIMA THERAPEUTICS, INC.

Marlborough, Mass., March 7, 2005 – Cytyc Corporation (Nasdaq: CYTC), a leading women’s health company, today announced that it has closed the acquisition of Proxima Therapeutics, Inc., a privately-held company that develops and markets innovative radiation delivery systems for the treatment of cancer. The acquisition closed on March 7, 2005.

Patrick J. Sullivan, Cytyc’s chairman, president, and chief executive officer, said, “The acquisition of Proxima Therapeutics represents another significant milestone for Cytyc and we are very excited to further expand our innovative product offerings to include breast cancer treatment. We believe this is an excellent strategic opportunity for Cytyc as it allows us to build on our formidable success while advancing our mission to become the premier provider of best-in-class medical technologies focused on women’s health.”

Mr. Sullivan added, “Even though we expect the acquisition to be slightly dilutive to earnings in the first quarter of 2005, we maintain our previous earnings guidance for the first quarter of $0.21 to $0.22 per share.”

Cytyc Corporation is a leading women’s health company that designs, develops, manufactures, and markets innovative and clinically effective products. Cytyc products cover a range of women’s health applications, including cervical cancer screening, breast cancer risk assessment, and treatment of excessive menstrual bleeding. The ThinPrep® System is the most widely used method for cervical cancer screening in the United States. The ThinPrep System consists of the ThinPrep® 2000 Processor, ThinPrep® 3000 Processor, ThinPrep® Imaging System, and related reagents, filters, and other supplies. The ThinPrep System also provides the platform from which the Company launched its expansion into breast cancer risk assessment with the FirstCyte® Breast Test. Cytyc Surgical Products, a wholly owned subsidiary of Cytyc Corporation, manufactures and markets the NovaSure® Impedance Controlled Endometrial Ablation System, or the NovaSure® System, an innovative endometrial ablation device to treat menorrhagia, or excessive menstrual bleeding.

Cytyc is traded on The Nasdaq Stock Market under the symbol CYTC. Cytyc, ThinPrep, FirstCyte, and NovaSure are registered trademarks of Cytyc Corporation.

Forward-looking statements in this press release are made pursuant to the provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements relating to the Company’s financial condition, operating results and future economic performance, and management’s expectations regarding future growth opportunities, product acceptance and business strategy, constitute forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from those statements. Risks and uncertainties include, among others, dependence on key personnel and proprietary technology, uncertainty of product development efforts and product acceptance, management of growth and product diversification, risks associated with litigation and arbitration, the effective integration of acquired businesses and technologies, successful entry into new market segments, competition and competitive pricing pressures, risks associated with the FDA regulatory approval processes and any healthcare reimbursement policies, introduction of technologies that are disruptive to the Company’s business and operations, as well as other risks detailed in the Company’s filings with the Securities and Exchange Commission, including under the heading “Certain Factors Which May Affect Future Results” in its 2004 Annual Report on Form 10-K filed with the Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.